Exhibit 99.2.17

This document is a free translation. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail.

This document was made publicly available in Brazil in connection with the proposed merger of shares (incorporação de ações) under Brazilian law of Omega Geração S.A. (“Omega Geração”) by Omega Energia S.A. (“Omega Energia”).

Omega Geração and Omega Energia are Brazilian companies. Information distributed in connection with the proposed merger of shares (incorporação de ações) under Brazilian law of Omega Geração by Omega Energia is subject to Brazilian disclosure requirements that are different from those of the United States. Any financial statements or financial information included herein has been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed merger of shares, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares of the companies otherwise than through the proposed

Special Note Regarding Forward-Looking Statements:

This document contains certain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “anticipates”, “believes”, “estimates”, “expects”, “plans” and similar expressions, as they relate to Omega Geração and Omega Energia, are intended to identify forward-looking statements. Such statements reflect the current views of management and are subject to a number of risks and uncertainties. The statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, and operating factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations.

Undue reliance should not be placed on such statements. Forward-looking statements speak only for the date they are made.

OMEGA GERAÇÃO S.A.

Publicly-Listed Company

CNPJ no. 09.149.503/0001-06

NIRE 31.300.093.10-7 | CVM Code 02342-6

MINUTES OF THE MEETING OF THE FISCAL COUNCIL

HELD ON OCTOBER 7, 2021

1.               Date, time and LOCATION: held at 18:15  on   October 7 , 2021 by telephone conference pursuant to Article 34, §4 and §5 of the bylaws of Omega Geração S.A. (the “Company”).

2.               Convocation AND ATTENDENCE: convocation is not required in light of the presence of all of the members of the Fiscal Council.

3.               Chair and Secretary: the meeting was chaired by Mr. Bruno Meirelles Salotti and Ms. Lívia Mariz Junqueira was the secretary of the meeting.

4.               AGENDA: the members of the Company’s Fiscal Council met to: (i) express their views on the execution by the Company and Omega Energia S.A. (“Omega Energia”) of the Amendment to the Protocol and Justification for the Merger of Shares of Omega Geração S.A. (the “Amendment to the Protocol and Justification”); and (ii) issue an opinion on the proposed merger of Omega Geração shares into Omega Energia pursuant to the Amendment to the Protocol and Justification.

5.               DELIBERATIONS: the members of the Fiscal Council that were present resolved as follows:

5.1.          unanimously, the Fiscal Council supports the approval of the Amendment to the Protocol and Justification, which is filed at the Company’s headquarters and which amends the “Protocol and Justification for the Merger of Shares of Omega Geração S.A.” (the “Protocol and Justification”) executed by the Company and Omega Energia on September 24, 2021 that contains the terms and conditions of the proposed merger of Omega Geração shares into Omega Energia (the “Merger of Shares”). The amendments approve a new merger ratio of of 2.053620113363 new common shares of Omega Energia for each share of the Company to be mergered (the “New Merger Ratio”) and reflect certain obligations assumed by the controlling shareholders in relation to (1) the lock-up of a certain number of shares of Omega Energa that will be held by them after the Merger of Shares and (2) certain non-compete obligations.

5.2.          to approve the issuance of an opinion on Amendment to the Protocol and Justification and the New Merger Ratio, as set forth in Annex I to these minutes.

6.               Closing: with no additional matters addressed at this meeting, the present writing was circulated to all present, found to be in conformity and unanimously approved.

Sao Paulo, October 7, 2021.

[Signatures Follow on the Next Page]

[Remainder of Page Intentionally Left Blank]

[Signature Page of the Minutes of the meeting of Omega Geração S.A.’s Fiscal Council held on October 07, 2021 at 18:15]

Chair and Secretary:

Bruno Meirelles Salotti	Lívia Mariz Junqueira
President	Secretary

Fiscal Council Members Present:

Maria Helena Pettersson	Ricardo Scalzo

Bruno Meirelles Salotti

[End of the Signature Page of the Minutes of the meeting of Omega Geração S.A.’s Fiscal Council held on October 07, 2021 at 18:15]

OMEGA GERAÇÃO S.A.

Publicly-Listed Company

CNPJ no. 09.149.503/0001-06

NIRE 31.300.093.10-7 | CVM Code 02342-6

MINUTES OF THE MEETING OF THE FISCAL COUNCIL

HELD  ON OCTOBER 7, 2021

The Fiscal Council of OMEGA GERAÇÃO S.A. (the “Company”), in a meeting held on September 7, 2021, examined the “Amendment to the Protocol and Justification for the Merger of Shares of Omega Geração S.A.” (the “Amendment to the Protocol and Justification”), which substantiates amendments to the “Protocol Justification for the Merger of Shares of Omega Geração S.A.” (the “Protocol and Justification”) executed by the Company and Omega Energia S.A. (“Omega Energia”) on September 24, 2021 and containing (1) the terms and conditions of the proposed merger of Omega Geração shares into Omega Energia (the “Merger of Shares”), in order to (i) approve a new merger ratio of 2.053620113363 new common shares of Omega Energia for each share of the Company to be mergered (the “New Merger Ratio”)  (ii) reflect certain obligations assumed by the controlling shareholders in relation to the lock-up of a certain number of Omega Energia shares that will be held by them after the Merger of Shares and (2) certain non-compete obligations.

On the basis of the documents analyzed and the information and clarifications received from the Company's management, the members of the Fiscal Council favorably opine on the Amendment to the Protocol and Justification and the New Merger Ratio.

São Paulo,  October 7, 2021.

Maria Helena Pettersson	Ricardo Scalzo

Bruno Meirelles Salotti

Additional Information for U.S. Shareholders of Omega Geração S.A.:

This communication also contains information with respect to the proposed Merger of Shares under Brazilian law of Omega Geração by Omega Energia.

Omega Geração and Omega Energia are Brazilian companies. Information distributed in connection with the proposed Merger of Shares under Brazilian law of Omega Geração by Omega Energia is subject to Brazilian disclosure requirements that are different from those of the United States. Any financial statements or financial information included herein has been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed merger of shares, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares of the companies otherwise than through the proposed merger of shares, such as in open market or privately negotiated purchases.

Special Note Regarding Forward-Looking Statements:

This communication contains certain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “anticipates”, “believes”, “estimates”, “expects”, “plans” and similar expressions, as they relate to Omega Geração and Omega Energia, are intended to identify forward-looking statements. Such statements reflect the current views of management and are subject to a number of risks and uncertainties. The statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, and operating factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. Undue reliance should not be placed on such statements. Forward-looking statements speak only for the date they are made.